SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   February 16, 2009

Paw Spa, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-53162	13-4362274
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1921 Denver West Court, Suite 2022
Golden, Colorado 80401
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(301) 278-7500
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2008, we entered into a binding letter of intent (“LOI”) with Harbrew Imports Ltd. (“Harbrew”).  Pursuant to the LOI, we will merge with Harbrew and Harbrew’s business will become our main operations.

Harbrew is in the business of importing and wholesaling Spirits, Wine and Beer to distributors on a national basis and to retail licensees both on and off premise in New York, through a wholesale license. Its principle asset is an exclusive contract with Danny DeVito for the Limoncello brand. Launched in the fall of 2007, the brand has sold into the market the equivalent of 10% of the category as of the year end.

Harbrew is federally licensed, maintaining licenses to both import and sell to wholesale licensed distributors in 51 markets in the United States. In addition to the Federal Import and Wholesale licenses, we maintain a Federal Customs bonded facility license for our main premises.  Within the licensing category, we also maintain a New State Wholesale license and a New York State warehousing license, permitting us to warehouse “products of others.”   Our management believes that these licenses represent a tremendous value not only in dollars but also in time savings for a company looking for us to market and sell a brand.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Businesses Acquired.

None; not applicable.

(b)  Pro Forma Financial Information.

None; not applicable.

(c)  Exhibits.

None; not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                     Paw Spa, Inc.

Dated: February 23, 2009                                              By:  /s/ Edd Cockerill
                                                                                Name: Edd Cockerill
                                                                               Title: President, Secretary and Director
   (principal executive officer)